Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-254684) on Form S-3 and (No. 333-254683) on Form S-8 of our report dated March 24, 2022, with respect to the consolidated financial statements of 89bio, Inc.

/s/ KPMG LLP

San Francisco, California
March 24, 2022